                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                     NEWPOWER HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                      2001
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                  May 9, 2001
                                  at 7:00 a.m.

                             ---------------------

                      Charlotte Hilton at University Place
                             8629 J.M. Keynes Drive
                           Charlotte, North Carolina

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

--------------------------------------------------------------------------------

H. EUGENE LOCKHART
President, Chief Executive Officer and Director
One Manhattanville Road
Purchase, New York 10577

                                          April 13, 2001

Dear Fellow Stockholder:

    It is my pleasure to invite you to attend NewPower Holdings, Inc.'s 2001 Annual Meeting of Stockholders--our first annual stockholders' meeting as a public company. This inaugural meeting of the owners of NewPower Holdings, Inc. will be held on Wednesday, May 9, 2001 beginning at 7:00 a.m. local time, at the Charlotte Hilton at University Place, 8629 J.M. Keynes Drive, Charlotte, North Carolina. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

    At the meeting, I will report to you on NewPower's performance during 2000 and our vision for the future. I welcome this opportunity to have a discussion with NewPower's stockholders and look forward to your comments and questions.

    IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK THE APPROPRIATE BOX ON YOUR PROXY CARD. YOUR NAME WILL BE PLACED ON AN ADMISSION LIST HELD AT THE ENTRANCE TO THE MEETING. BENEFICIAL STOCKHOLDERS WHO PLAN TO ATTEND MAY HAVE THEIR NAMES ADDED TO THE ADMISSION LIST BY SENDING A WRITTEN NOTIFICATION, ALONG WITH PROOF OF OWNERSHIP (SUCH AS A BANK OR BROKERAGE FIRM ACCOUNT STATEMENT), TO THE NEWPOWER CORPORATE SECRETARY'S OFFICE, ONE MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10577.

    Regardless of the number of shares you hold, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE. Signing your proxy card before the meeting will not prevent you from voting your shares in person if you are present at the meeting.

                                          Sincerely,

                                          [LOGO]

                                          H. Eugene Lockhart
                                          President, Chief Executive Officer and
                                          Director

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting of Stockholders of NewPower Holdings, Inc. will be held on Wednesday, May 9, 2001 beginning at 7:00 a.m. local time, at the Charlotte Hilton at University Place, 8629 J.M. Keynes Drive, Charlotte, North Carolina, to consider and take action upon the following matters described in the accompanying Proxy Statement:

    1. To elect a board of ten directors to hold office until the next annual meeting of directors;

    2.  To approve the Management Incentive Plan;

    3. To ratify the selection of Arthur Andersen LLP, independent public accountants, as the Company's auditors for the fiscal year ending December 31, 2001; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 26, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Marc E. Manly
                                          Managing Director, Law and Government
                                          Affairs
                                          and Corporate Secretary

NewPower Holdings, Inc.
One Manhattanville Road
Purchase, New York 10577
April 13, 2001

                             YOUR VOTE IS IMPORTANT

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
GENERAL INFORMATION.........................................      1
INFORMATION YOU SHOULD RELY UPON WHEN CASTING YOUR VOTE.....      1
ITEM A--ELECTION OF DIRECTORS...............................      2
  Nominees..................................................      2
  Vote Required.............................................      2
NOMINEES FOR ELECTION AS DIRECTORS..........................      2
SECURITY OWNERSHIP..........................................      5
THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD..........      8
  Compensation Committee....................................      8
  Audit and Risk Management Committee.......................      8
  Business Review Committee.................................      8
  Directors' Compensation...................................      8
  Compensation Committee Interlocks and Insider
    Participation...........................................      9
  Related Transactions......................................      9
EXECUTIVE COMPENSATION......................................     11
  Summary Compensation Table................................     11
  Option Grants in Last Fiscal Year.........................     13
  Fiscal Year End Option Values.............................     14
  Employment Agreements.....................................     14
  Stock Option and Benefit Plans............................     16
  Section 16(a) Beneficial Ownership Reporting Compliance...     19
  Comparative Stock Performance.............................     19
COMPENSATION COMMITTEE REPORT...............................     21
AUDIT AND RISK MANAGEMENT COMMITTEE REPORT..................     24
ITEM B--APPROVAL OF MANAGEMENT INCENTIVE PLAN...............     25
  Description of the Plan...................................     25
  Eligibility...............................................     25
  Plan Administration.......................................     25
  Performance Goals and Measures............................     25
  Deferrals.................................................     25
  Amendment and Termination.................................     26
ITEM C--RATIFICATION OF APPOINTMENT OF AUDITORS.............     27
  Fees billed to NewPower by Arthur Andersen LLP during
    Fiscal 2000.............................................     27
  Ratification of Appointment of Arthur Andersen LLP as
    Auditors................................................     27
ADDITIONAL INFORMATION......................................     28
  Other Action at the Meeting...............................     28
  Other Information.........................................     28
  Cost of Solicitation......................................     28
  Stockholder Proposals for 2002 Annual Meeting.............     28
EXHIBIT A--AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER......    A-1
EXHIBIT B--MANAGEMENT INCENTIVE PLAN........................    B-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewPower Holdings, Inc. ("NewPower" or the "Company") for use at the Annual Meeting of Stockholders to be held at 7:00 a.m. on Wednesday, May 9, 2001 and at any adjournment thereof. The solicitation of proxies provides all stockholders who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they attend the meeting in person. This Proxy Statement and the related proxy card are first being mailed to NewPower's stockholders on or about April 6, 2001.

    Owners of record of NewPower's Common Stock at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting. Such owners are entitled to one vote for each share held.

    If you wish to give your proxy to someone other than the three persons named as proxies on the enclosed card, all three names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting.

    The only voting securities of NewPower are its shares of Common Stock, of which 58,150,120 shares were outstanding at the close of business on March 26, 2001. Only stockholders of record at the close of business on March 26, 2001 are entitled to vote at the Annual Meeting. The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

    The shares represented by a properly signed and returned proxy card will be voted as specified by the stockholder on such card. If a proxy card is signed and returned but no specification is made, the shares will be voted "FOR" the election of all nominees for director (Item A), "FOR" the approval of the Management Incentive Plan (Item B), and "FOR" the ratification of the appointment of Arthur Andersen LLP as NewPower's independent auditors (Item C). A proxy may be revoked by a stockholder at any time before it is voted by providing notice of such revocation in writing to the Corporate Secretary's Office (at NewPower's address set forth in the Notice of Meeting accompanying this Proxy Statement), by submission of another proxy properly signed by such stockholder and bearing a later date, or by voting in person at the Annual Meeting.

    Abstentions are not counted as votes "FOR" or "AGAINST" a proposal, but are counted in determining a quorum.

    It is the policy of NewPower that any proxy, ballot or other voting material that identifies the particular vote of a stockholder will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. Such documents are available for examination only by the inspectors of election and certain persons associated with processing proxy cards and tabulating the vote, although NewPower may be informed whether or not a particular stockholder has voted and will have access to each proxy, ballot or other voting material.

            INFORMATION YOU SHOULD RELY UPON WHEN CASTING YOUR VOTE

    You should rely only on the information contained in this proxy statement or incorporated by reference when voting on these matters. We have not authorized anyone to give information or to make any representation in connection with this proxy solicitation other than those contained in or incorporated by reference in this proxy statement. You should not rely on such information or representation as having been authorized by us. You should not infer under any circumstances that because of the delivery of this proxy statement there has not been a change in the facts set forth in this proxy statement or in our affairs since the date on this proxy statement. This proxy statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

                         ITEM A--ELECTION OF DIRECTORS
                           (ITEM A ON THE PROXY CARD)

    NewPower's Second Amended and Restated Certificate of Incorporation provides that the number of directors constituting its Board of Directors shall be from time to time fixed in the manner prescribed by its Bylaws. NewPower's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board. The Board of Directors has fixed ten as the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2002 Annual Meeting of Stockholders, expected to be held in May 2002, or until his or her respective successor has been duly elected and qualified.

NOMINEES

    Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock. Certain information regarding each nominee is set forth below under "Nominees for Election as Directors," including age (as of March 31, 2001) and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of NewPower.

    Each nominee for director has consented to being named in this Proxy Statement and to serve if elected. It is the intention of the persons named in the enclosed proxy to vote for the election of the nominees listed on the following pages unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

    If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by the proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors or, if none, the size of the Board will be reduced. The Board of Directors knows of no reason why any of the nominees would be unavailable or unable to serve.

VOTE REQUIRED

    The affirmative vote of a plurality of the votes of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each nominee for director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

                       NOMINEES FOR ELECTION AS DIRECTORS

    LINDA G. ALVARADO, 48, has been a director since October 2000. She has been President and Chief Executive Officer of Alvarado Construction, Inc. since 1976. Ms. Alvarado is also a co-owner of The

Colorado Rockies Baseball Club. Ms. Alvarado serves on the boards of directors of 3M, Qwest Communications, Inc., The Pepsi Bottling Group, Inc., Pitney Bowes Inc. and Lennox International Inc.

    RICHARD A. CAUSEY, 41, has been a director since September 2000. He is Executive Vice President and Chief Accounting Officer of Enron Corp., a position he has held since July 1999. From July 1997 to July 1999, Mr. Causey served as Senior Vice President of Enron Corp. and its Chief Accounting Officer, and from July 1992 to July 1997 served in various capacities at Enron Capital & Trade Resources Corp., a subsidiary of Enron Corp. now known as Enron North America Corp. Prior to joining Enron in 1992, Mr. Causey was a Senior Manager with Arthur Andersen & Co. in Houston, Texas.

    JAMES V. DERRICK, JR., 56, has been a director since January 2000. He is Executive Vice President and General Counsel of Enron Corp., a position he has held since June 1991. Prior to joining Enron in 1991, Mr. Derrick was a partner at the law firm of Vinson & Elkins L.L.P.

    PETER T. GRAUER, 55, has been a director since June 2000. He has been a Managing Director of DLJ Merchant Banking, Inc. since September 1992. From
April 1989 to September 1992, he was a Co-Chairman of Grauer & Wheat, Inc., an investment firm specializing in leveraged buyouts. Mr. Grauer is the Chairman of the Board of Bloomberg Inc. and also serves on the boards of directors of Doane Pet Care Products Company, Total Renal Care Holdings, Inc., Formica Corporation and Thermadyne Holdings, Inc.

    RAY J. GROVES, 65, has been a director since October 2000. He has been Chairman of Legg Mason Merchant Banking, Inc. since February 1995. Mr. Groves retired as Chairman and Chief Executive Officer of Ernst & Young in
September 1994, which position he had held since 1977. Mr. Groves serves on the boards of directors of Allegheny Technologies Incorporated, American Water Works Company, Inc., Boston Scientific Corporation, Electronic Data Systems Corporation, Marsh & McLennan Companies, Inc. and Nabisco Group Holdings, Inc.

    WILLIAM I JACOBS, 59, has been a director since July 2000. He serves as Managing Director and Chief Financial Officer of NewPower, a position he has held since joining the Company in June 2000. Prior to joining NewPower, from January 1999 to June 2000, Mr. Jacobs served as Senior Executive Vice President, Strategic Ventures for MasterCard International, Inc. From January 1995 to December 1999, Mr. Jacobs was Executive Vice President, Global Resources for MasterCard International. Prior to Mr. Jacobs' employment at MasterCard International, he was the Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., which he co-founded in 1984. Mr. Jacobs serves on the boards of directors of Investment Technology Group, Inc., Global Payments, Inc., and Blackboard, Inc. and is the Chairman of the Board of Trustees of American University.

    KENNETH L. LAY, 58, has been a director since January 2000. He had been Chairman of the Board and Chief Executive Officer of Enron Corp. for over fourteen years. In February 2001, Mr. Lay resigned as Chief Executive Officer of Enron Corp., but continues to serve as Chairman of the Board. Mr. Lay has been a member of the board of directors of Enron Corp. since 1985. Mr. Lay also serves on the boards of directors of Eli Lilly and Company, Compaq Computer Corporation, Azurix Corp., EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.), Questia Media, Inc., Trust Company of the West, and i2 Technologies, Inc.

    H. EUGENE LOCKHART, 51, has been a director since April 2000. He serves as President and Chief Executive Officer of NewPower, a position he has held since he joined the Company in February 2000. Prior to joining NewPower, from February 1999 to February 2000, Mr. Lockhart was the President of AT&T Consumer Services at AT&T Corp. From May 1997 to October 1998, Mr. Lockhart served as President of BankAmerica Corporation's Global Retail Bank. From January 1994 to May 1997, Mr. Lockhart was President and Chief Executive Officer of MasterCard International. Mr. Lockhart serves on the boards of directors of Nabisco Group Holdings, First Republic Bank, IMS Health Inc. and Synavant Inc. Mr. Lockhart is also a trustee of the Alumni Board of the University of Virginia and the Darden Graduate School of Business at the University of Virginia.

    LOU L. PAI, 53, is Chairman and has been a director since November 1999. He is Chairman and Chief Executive Officer of Enron Xcelerator, a position he has held since February 2001. From March 1997 to February 2001, Mr. Pai served as Chairman and Chief Executive Officer of Enron Energy Services. From August 1995 to February 1997, Mr. Pai served as President and Chief Operating Officer of Enron Capital & Trade Resources Corp., a subsidiary of Enron now known as Enron North America Corp., and from September 1994 to July 1995, Mr. Pai served as a Managing Director of Enron Capital & Trade. Mr. Pai has served as a member of the board of directors of the Woodward Governor Company since July 1999.

    EUGENE B. SHANKS, JR., 54, has been a director since November 2000. He is President and Chief Executive Officer of NetRisk, Inc., a risk management software and advisory services company that he founded in 1997. From 1980 to 1995, Mr. Shanks was employed at Bankers Trust and had a series of management roles leading up to his appointment as President in 1992. Mr. Shanks is a Trustee of Vanderbilt University and a member of its Executive Committee, and also serves on the board of directors of The Posse Foundation.

                               SECURITY OWNERSHIP

    The following tables set forth certain information with respect to beneficial ownership of NewPower's Common Stock and Class A warrants exercisable for shares of Common Stock at an exercise price of $0.05 per share (a) by each person who is known to be the beneficial owner of more than five percent of the outstanding shares of NewPower's Common Stock and (b) by each of the Named Executive Officers (as defined below) and directors (including nominees for director) and all executive officers and directors of NewPower as a group. These tables set forth information with respect to beneficial ownership as of January 31, 2001.

    To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

  (A) SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S
                               VOTING SECURITIES

                  NAME AND ADDRESS OF                                    CLASS A        COMBINED
                   BENEFICIAL OWNER                      COMMON STOCK    WARRANTS    PERCENTAGE (1)
                  -------------------                    ------------   ----------   --------------
Enron Corp. (2)........................................   13,650,400    42,134,200        43.8%
  1400 Smith Street
  Houston, TX 77002

Ontario Teachers' Pension Plan Board...................    2,547,308     5,682,400         6.5%
  5650 Yonge Street, 5th Floor
  Toronto, Ontario
  Canada M2M 4H5

GE Capital Equity Investments, Inc.....................    3,696,288     5,250,000         7.0%
  120 Long Ridge Road
  Stamford, CT 06927

California Public Employees' Retirement System.........    1,860,508     5,404,800         5.7%
  Lincoln Plaza
  400 "P" Street
  Investment Office, Suite 3492
  Sacramento, CA 92812-2749

Christiana Bank & Trust Company (3)....................    1,000,000     5,947,800         5.5%
  3801 Kennett Pike
  Wilmington, DE 19801

------------------------

(1) All percentages are calculated assuming the exercise of all outstanding Class A warrants.

(2) The Common Stock reflected as owned by Enron includes 5,000,000 shares of Common Stock owned by Cortez Energy Services, LLC. Pursuant to the terms of the Contribution and Subscription Agreement executed in connection with our initial private placement, immediately upon receipt of the shares of Common Stock issued to Enron Energy Services, a subsidiary of Enron, in that transaction, Enron Energy Services contributed 5,000,000 of those shares of Common Stock to Cortez. Cortez Energy Services, LLC is a limited liability company with Enron Energy Services as its managing member and LJM2 Co-Investment, L.P. as its only other member. The general partner of LJM2 Co-Investment, L.P. is LJM2 Capital Management, L.P., whose general partner is LJM2 Capital Management, LLC, whose managing member is Mr. Andrew S. Fastow. Mr. Fastow is Executive Vice President and Chief Financial Officer of Enron. LJM2 Co-Investment, L.P. is also the managing member of LJM2-TNPC, LLC. As a result of

    Mr. Fastow's positions at LJM2 Capital Management, LLC and Enron, Enron may be deemed to beneficially own the LJM2-TNPC member interests held by LJM2 Co-Investment, L.P., and thus the shares of Common Stock that LJM2-TNPC may acquire upon exercise of its Class A warrants. Enron disclaims beneficial ownership of the shares of Common Stock held by LJM2-TNPC. The Class A warrants reflected as owned by Enron include 6,766,400 Class A warrants that have been transferred by Enron Energy Services to McGarret I, L.L.C., 8,458,200 Class A warrants that have been transferred by Enron Energy Services to McGarret II, L.L.C. and 2,791,800 Class A warrants that have been transferred by Enron Energy Services to McGarret III, L.L.C. Enron Energy Services is the sole managing member of these entities. The Class A warrants reflected as owned by Enron also include 24,117,800 Class A warrants that have been transferred by Enron Energy Services to EES Warrant Trust. Enron and Enron Energy Services have voting and dispositive power over the Class A warrants held by EES Warrant Trust.

(3) Beneficial ownership of the Common Stock reported herein was acquired by Christiana Bank & Trust Company pursuant to a Voting Trust Agreement dated as of October 11, 2000 among DLJMB Funding II, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A. L.P., DLJ First ESC L.P., DLJ Offshore Partners II, C.V., DLJ EAB Partners, L.P. and DLJ ESC II, L.P. (collectively, "DLJMB Partners"), Christiana Bank & Trust Company, as voting trustee, and Donaldson, Lufkin & Jenrette, Inc. DLJMB Partners retained ownership of 2,696,288 shares of Common Stock, which amounts to less than 5% of the Company's voting securities.

           (B) SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                          CLASS A       COMBINED
            NAME OF BENEFICIAL OWNER (2) (3)               COMMON STOCK   WARRANTS   PERCENTAGE (1)
            --------------------------------               ------------   --------   --------------
Linda G. Alvarado........................................       1,000         --             *
Richard A. Causey........................................           0(4)      --             *
James V. Derrick, Jr.....................................       2,000(4)      --             *
Peter T. Grauer..........................................           0(5)      --             *
Ray J. Groves............................................      10,000         --             *
William I Jacobs.........................................     102,019(6)      --             *
Kenneth L. Lay...........................................     150,000(4)      --             *
H. Eugene Lockhart.......................................     234,826(6)      --             *
Marc E. Manly............................................      20,858         --             *
Lou L. Pai...............................................   3,427,400(4)      --          2.69%
Eugene B. Shanks, Jr.....................................      14,000                        *
Nicholas A. Utton........................................      10,000         --             *
A. S. A. Wyatt...........................................       6,000         --             *
All directors and executive officers as a group
  (15 persons)(7)(8).....................................   3,988,103         --          3.14%

*   Less than one percent.

(1) All percentages are calculated assuming the exercise of all outstanding Class A warrants.

(2) Correspondence to all executive officers and directors of NewPower may be mailed c/o NewPower Holdings, Inc., One Manhattanville Road, Purchase, New York 10577.

(3) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Shares of Common Stock that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated except as otherwise stated in the footnotes to the table.

(4) Does not include 13,650,400 shares of Common Stock and Class A warrants to acquire 42,134,200 shares of Common Stock as to which Enron is the beneficial owner (see the table entitled "Security Ownership of Beneficial Owners of More than 5% of the Company's Voting Securities" and footnote
    (2) thereto). Messrs. Lay, Derrick and Causey, in their capacities as Chairman of the Board, as Executive Vice President and General Counsel and as Executive Vice President and Chief Accounting Officer, respectively, of Enron Corp., and Mr. Pai, in his capacity as Chairman and Chief Executive Officer of Enron Xcelerator, may be deemed to beneficially own such shares as a result of their positions with Enron. Messrs. Lay, Derrick, Causey and Pai disclaim beneficial ownership of these shares.

(5) Does not include 2,696,288 shares of Common Stock owned by DLJMB Partners (as described in footnote (3) to the table entitled "Security Ownership of Beneficial Owners of More than 5% of the Company's Voting Securities").
    Mr. Grauer, in his capacity as a Managing Director of DLJ Merchant
    Banking, Inc., may be deemed to beneficially own such shares as a result of his position with DLJ. Mr. Grauer disclaims beneficial ownership of these shares.

(6) Mr. Jacobs disclaims beneficial ownership of 6,400 shares of Common Stock, which are in the names of his son and his daughter. Mr. Lockhart disclaims beneficial ownership of 2,400 shares of Common Stock, which are in the names of his father and his father-in-law.

(7) Pursuant to Rule 3b-7 under the Exchange Act, executive officers include the Company's CEO, President and all officers in charge of a principal business unit, division or function.

(8) On January 31, 2001, there were 58,150,120 shares of Common Stock and 69,070,800 Class A warrants outstanding.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The business of NewPower is managed under the direction of the Board of Directors. The Board of Directors held two meetings during fiscal year 2000. All directors attended 100 percent of the meetings of the Board and committees of which they were members during fiscal year 2000.

    Because of the number of matters requiring Board consideration, to make the most effective use of individual Board members' capabilities, and to comply with New York Stock Exchange listing rules, the Board of Directors has established three committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members and the number of meetings held during 2000 are described below.

COMPENSATION COMMITTEE

    The Compensation Committee consists of directors Grauer (Chairman) and Shanks and is entirely independent of NewPower (I.E., directors who do not receive compensation as an officer or employee of NewPower or any of its subsidiaries). The Compensation Committee administers NewPower's employee stock and other benefits plans and makes decisions concerning compensation strategy for executives and other employees. The Compensation Committee also reviews all items of compensation for the Chief Executive Officer and the other executive officers. The Compensation Committee was formed immediately prior to the Company's public offering in October 2000, and held one meeting during fiscal year 2000.

AUDIT AND RISK MANAGEMENT COMMITTEE

    The Audit and Risk Management Committee consists of directors Groves (Chairman), Alvarado and Shanks, and is entirely independent of both NewPower and Enron Corp. (I.E., directors who do not receive compensation as an officer or employee of NewPower or Enron Corp., or of any of their respective subsidiaries). The Audit and Risk Management Committee operates in accordance with a charter (attached hereto as Exhibit A) under which, among other things, it makes recommendations to the board regarding the selection and employment of the Company's independent accountants and, working with the Company's internal and external auditors, reviews the results and scope of audit and other services provided by independent accountants and evaluates audit control functions. NewPower's internal auditors and the independent auditors each meet alone with the Audit and Risk Management Committee and have unrestricted access to the Audit and Risk Management Committee. The Audit and Risk Management Committee was formed immediately prior to the Company's public offering in October 2000, and held one meeting during fiscal year 2000.

BUSINESS REVIEW COMMITTEE

    The Business Review Committee consists of directors Alvarado, Grauer, Groves and Shanks, and is entirely independent of the Company and of Enron Corp. (I.E., directors who do not receive compensation as an officer or employee of NewPower or Enron Corp., or of any of their respective subsidiaries). The Business Review Committee was created in February 2001, and reviews proposed transactions otherwise agreed to between NewPower and Enron, including their respective subsidiaries, that may be submitted from time to time by either the Chairman and the Chief Executive Officer of NewPower, or by the Board of Directors. The Business Review Committee is authorized to review and authorize, and to recommend to the Board of Directors whether or not a transaction submitted for its review be approved by the Board.

DIRECTORS' COMPENSATION

    Employee directors (Directors Lockhart and Jacobs) do not receive any cash compensation from NewPower for their services as members of the Board of Directors. Similarly, directors who are employed by Enron Corp. or any of its affiliates (Directors Causey, Derrick, Lay and Pai) do not receive any cash compensation from NewPower for their services as members of the Board of Directors.

    The other directors are paid an annual retainer fee of $20,000 for service as a director and a fee of $1,000 for each meeting of the Board of Directors that such directors attends, and an annual retainer fee of $5,000 for service as Chairman of any committee of the Board of Directors and a fee of $500 for any committee meeting or such other business meetings called by management that such director attends.

    In addition, each of these non-employee directors receives options to purchase 15,000 shares of Common Stock on such director's initial appointment to the Board at an exercise price equal to the fair market value of the Common Stock at that time. Furthermore, NewPower will issue, on an annual basis on the day of the annual meeting of stockholders, an option to each of these non-employee directors to acquire 10,000 shares of Common Stock upon such non-employee director's re-election to the Board of Directors at the fair market value of the Common Stock at that time.

    NewPower reimburses all directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

    Consistent with the emphasis on equity-based plans, NewPower's non-employee directors are required to purchase within two years of their initial election to the Board of Directors, shares of NewPower Common Stock worth at least $250,000 as of the second anniversary of their election to the Board of Directors.

    In February 2001, the Company adopted a Directors' Fee Deferral Plan, whereby directors who receive compensation from NewPower may make an irrevocable election to defer receipt of some or all of their compensation. Directors who elect to defer compensation may do so in the form of either cash or equivalent stock units, determined by the fair market value of the Common Stock of the Company as of the first day of the annual retainer period, which currently begins on January 1 of each year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee for the prior fiscal year were directors Grauer and Shanks. Neither of them is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and board members who serve as executive officers of such entities.

RELATED TRANSACTIONS

    From the date of incorporation until January 6, 2000, all issued and outstanding shares of NewPower's Common Stock were held by Enron Energy Services, an affiliate of Enron Corp. On January 6, 2000, NewPower completed its initial private placement of Common Stock and two classes of warrants, Class A warrants and Class B warrants, under a contribution and subscription agreement entered into with various investors, including Enron Energy Services. In the initial private placement, investors other than Enron Energy Services made cash contributions totaling $100 million. Enron Energy Services contributed retail electricity and gas customer contracts and entered into a services agreement, two commodity supply agreements and a software agreement, in exchange for shares of Common Stock and Class A warrants. In addition, both Enron and Enron Energy Services entered into a noncompetition agreement limiting Enron and Enron Energy Services from competing against NewPower in specified businesses and a business opportunity agreement and other agreements that govern how NewPower will address future business opportunities between itself and Enron and Enron Energy Services. For more detail about these agreements, please see "Financial Statements and

Supplementary Data Note 10--Related Party Transactions" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which section is incorporated herein by reference. In exchange for these contributions and agreements, NewPower issued to the investors in the initial private placement, in the aggregate, 19,800,000 shares of Common Stock, Class A warrants to acquire 60,000,000 shares of Common Stock, and Class B warrants to acquire 10,322,800 shares of Common Stock.

    In a second private placement in July 2000, NewPower issued 639,000 shares of Common Stock and Class A warrants to acquire 9,070,800 shares of Common Stock to investors in exchange for cash contributions of approximately $104 million. The following stockholders made aggregate contributions in exchange for NewPower securities in our two private placement rounds:

                                                  CASH          SHARES OF       CLASS A       CLASS B
INVESTOR                                     CONTRIBUTION($)   COMMON STOCK   WARRANTS(1)   WARRANTS(1)
--------                                     ---------------   ------------   -----------   -----------
Enron Energy Services, LLC.................            --(2)    14,800,000    45,000,000            --
DLJMB Partners (3).........................    42,500,000        1,750,000     5,947,800     3,613,000
GE Capital Equity Investments, Inc.........    35,000,000        1,750,000     5,250,000     3,613,000
California Public Employees' Retirement
  System...................................    40,000,000          750,000     4,575,800     1,548,400
Ontario Teachers' Pension Plan Board.......    30,000,000          750,000     3,645,600     1,548,400
LJM2-TNPC, LLC (4).........................    50,000,000               --     4,651,600            --
Lou L. Pai.................................     4,999,844          463,000            --            --
H. Eugene Lockhart.........................       194,378           18,000            --            --
William I Jacobs...........................       194,378           18,000            --            --
Marc E. Manly..............................       194,378           18,000            --            --
A.S.A. Wyatt...............................        64,793            6,000            --            --
David A. Eichinger.........................       194,378           18,000            --            --
All other officers as a group..............       863,904           80,000            --            --

------------------------

(1) The Class A warrants are exercisable for shares of our Common Stock at an exercise price of $0.05 per share until their expiration on December 31, 2005. The Class B warrants were converted into 5,560,787 shares of Common Stock in connection with the initial public offering, based on a cashless conversion, at a rate of $9.69 per share.

(2) As noted above, Enron Energy Services contributed certain contracts and entered into certain agreements in exchange for shares of Common Stock and Class A warrants.

(3) For a description of DLJMB Partners, see footnote (3) to the table entitled "Security Ownership of Beneficial Owners of More than 5% of the Company's Voting Securities."

(4) The member interests of LJM2-TNPC, LLC are partially held by LJM2 Co-Investment, L.P. For a description of the relationship between Enron and LJM2 Co-Investment, L.P., please see footnote (2) under "Security Ownership of Beneficial Owners of More than 5% of the Company's Voting Securities."

                             EXECUTIVE COMPENSATION

    The following tables and narratives discuss the compensation paid in fiscal year 2000 to NewPower's Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                                           ALL
                                                                                                                          OTHER
                                                           ANNUAL                               LONG TERM                COMPEN-
                                                        COMPENSATION                           COMPENSATION               SATION
                                              ---------------------------------                ------------              --------
                                                                       OTHER      RESTRICTED
                                                                       ANNUAL       STOCK       SECURITIES
                                               SALARY      BONUS      COMPEN-       AWARDS      UNDERLYING      LTIP
NAME & PRINCIPAL                                (2)         (3)      SATION (4)      (5)         OPTIONS       PAYOUT
POSITION (1)                         YEAR       ($)         ($)         ($)          ($)          (#)(6)        ($)        (7)
----------------                   --------   --------   ---------   ----------   ----------    ----------    --------   --------
H. Eugene Lockhart...............    2000     600,958    1,480,000      74,850    4,000,000     2,112,000       N/A      $583,322
  President & Chief Executive
  Officer

William I Jacobs.................    2000     377,919      312,500     155,365    1,000,000       864,350       N/A           N/A
  Managing Director and Chief
  Financial Officer

Nicholas A. Utton................    2000     111,692      557,500      17,311          N/A       636,650       N/A           N/A
  Managing Director and Chief
  Marketing Officer

Marc E. Manly....................    2000     247,911      225,000     122,967          N/A       546,350       N/A           N/A
  Managing Director, Law &
  Government Affairs

A.S.A. Wyatt.....................    2000     184,869      300,000         N/A          N/A       440,950       N/A           N/A
  Managing Director, Operations &
  Technology

--------------------------

(1) Includes those who in fiscal year 2000 were the Chief Executive Officer and the other four most highly compensated executive officers as measured by salary and bonus. The positions shown are the principal positions held during fiscal year 2000.

(2) Amounts shown are actual salaries paid for fiscal year 2000. The annual salary in effect for each Named Executive Officer during fiscal year 2000 was as follows: Mr. Lockhart $700,000, Mr. Jacobs $600,000, Mr. Utton $440,000, Mr. Manly $350,000 and Mr. Wyatt $300,000.

(3) Includes bonus payments made at the commencement of employment in the amounts of $780,000 for Mr. Lockhart, $337,500 for Mr. Utton, and $100,000 for Mr. Wyatt. The remainder of the amounts shown reflect the cash amount of annual performance bonuses, which are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. The cash portion of the performance bonus earned during the year was paid on February 21, 2001. Each Named Executive Officer, except Mr. Utton, received approximately 50% of the 2000 annual bonus in cash. The balance of the 2000 annual reward was foregone by these executives and comparable value was provided in the form of stock options, which are reflected on the table as Long-Term Compensation/Securities Underlying Options and further described in footnote (6). $220,000 of Mr. Utton's bonus was guaranteed as a contractual amount to replace certain forgone entitlements from Mr. Utton's previous employer. $80,000 of Mr. Utton's bonus was foregone as a cash payment, and comparable value was delivered in stock options as described in footnote (6).

(4) Amounts shown represent payments of above-market interest on deferred compensation. NewPower maintains a Non-Qualified Executive Deferred Compensation Plan under which non-elective deferred compensation was awarded to Messrs. Lockhart, Jacobs, Utton and Manly. These amounts were contractual and intended to replace certain forgone entitlements from previous employers. Pursuant to
    Section 402(b)(2)(iii)(C) of Regulation S-K of the Securities Exchange Act of 1934, amounts shown in the table reflect that portion of the above-market earnings on deferred compensation in excess of 7.14% (120% of the applicable federal rate in effect at the time that the plan was adopted).

(5) Under the terms of the 2000 Stock Plan and in accordance with contractual obligations in respect of their employment offers, individual restricted stock agreements were entered into with Mr. Lockhart and Mr. Jacobs. Restricted stock equivalents of 190,477 and 47,620 shares, respectively, were credited to each officer's account as of October 5, 2000, the date of the initial public offering. In the case of Mr. Lockhart, the restricted stock equivalents, valued at the time of the initial public offering as $4,000,000, vest ratably 2 years from February 1, 2000, the date of commencement of Mr. Lockhart's employment, and have been or will be converted into shares of Common Stock at those times. In the case of Mr. Jacobs, the restricted stock equivalents, valued at the time of the initial public offering as $1,000,000, vest ratably over 4 years, on December 31 of 2000, 2001, 2002 and 2003, and have been or will be converted into shares of Common Stock at those times. The equivalents also vest upon Mr. Lockhart's or Mr. Jacobs's death, disability, involuntary termination of employment other than for cause, upon a breach of contract by NewPower or upon a change of control of NewPower pursuant to the terms of the 2000 Stock Plan. If dividends are paid on the Common Stock, an amount in cash equal to the dividends that would have been paid if the equivalents had been actual shares of Common Stock will be paid to Mr. Lockhart or Mr. Jacobs.

(6) These amounts include stock option awards made in connection with the employment of each Named Executive Officer, as well as option awards in connection with annual bonuses for 2000 performance. With respect to stock options granted at the commencement of employment, Mr. Lockhart received 678,000 options with an exercise price of $3.88 and 1,290,000 options with an exercise price of $21.00; Mr. Jacobs received 400,000 options with an exercise price of $9.69 and 400,000 options with an exercise price of $21.00; Mr. Utton received 620,000 options with an exercise price of $21.00; Mr. Manly received 200,000 options with an exercise price of $9.69 and 300,000 options with an exercise price of $21.00 and Mr. Wyatt received 200,000 options with an exercise price of $9.69 and 200,000 options with an exercise price of $21.00. All options granted have a 10-year term and vest ratably over a 3-year period on either the anniversary date of the initial public offering (October 5, 2001, 2002 and 2003) or on December 31, 2001, 2002 and 2003, or otherwise as specified in our 2000 Stock Plan. With respect to stock options received in lieu of a portion of the annual bonus, as noted in footnote (3), each Named Executive Officer, except Mr. Utton, received approximately 50% of the 2000 annual bonus in cash and the remainder of the 2000 annual bonus in stock options. Mr. Utton received 73.33% of his bonus in cash and 26.67% of his bonus in stock options (see footnote (3). The stock options granted as part of the bonus have a ten-year term and vest ratably in three equal installments on December 31, 2001, 2002 and 2003, and were granted as follows: Mr. Lockhart: 64,000 options at an exercise price of $9.24, 40,000 options at an exercise price of $15.12 and 40,000 options at an exercise price of $25.20; Mr. Jacobs: 28,600 options at an exercise price of $9.24, 17,875 options at an exercise price of $15.12 and 17,875 options at an exercise price of $25.20; Mr. Utton: 7,400 options at an exercise price of $9.24, 4,625 options at an exercise price of $15.12 and 4,625 options at an exercise price of $25.20; Mr. Manly: 20,600 options at an exercise price of $9.24, 12,875 options at an exercise price of $15.12 and 12,875 options at an exercise price of $25.20; and Mr. Wyatt: 18,200 options at an exercise price of $9.24, 11,375 options at an exercise price of $15.12 and 11,375 options at an exercise price of $25.20.

(7) The amounts shown include (i) $574,841, which is the dollar value of premiums paid for Mr. Lockhart on a split-dollar life insurance policy owned by Mr. Lockhart, less the net present value of future repayments of those premiums in 15 years and (ii) $8,481 attributable to term life insurance coverage pursuant to a split dollar life insurance arrangement.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF
                                 SECURITIES       % OF TOTAL
                                 UNDERLYING        OPTIONS         EXERCISE
                                  OPTIONS         GRANTED TO        OR BASE
                               GRANTED (1)(2)     EMPLOYEES          PRICE         EXPIRATION      GRANT DATE
NAME                                (#)         IN FISCAL YEAR   ($/SHARE) (2)        DATE        VALUE (3) ($)
----                           --------------   --------------   -------------   --------------   -------------
H. Eugene Lockhart...........      678,000            5.87            3.88       Jan. 31, 2010      1,410,240
                                 1,290,000           11.18           21.00       Jan. 31, 2010     14,473,800

William I Jacobs.............      400,000            3.46            9.69       April 30, 2010     2,076,000
                                   400,000            3.46           21.00       April 30, 2010     4,488,000

Nicholas A. Utton............      620,000            5.37           21.00       Sept. 28, 2010     6,981,200

Marc E. Manly................      200,000            1.73            9.69       April 16, 2010     1,038,000
                                   300,000            2.60           21.00       April 16, 2010     3,366,000

A.S.A. Wyatt.................      200,000            1.73            9.69       May 21, 2010       1,038,000
                                   200,000            1.73           21.00       May 21, 2010       2,244,000

------------------------

(1) Options granted were options to acquire shares of Common Stock. In addition to the stock option grants reflected on this table, each of the Named Executive Officers received stock option grants on February 7, 2001 with respect to their performance during 2000. The additional grants are reflected in the "Long Term Compensation/Securities Underlying Options" column of the "Summary Compensation" table and explained in detail in footnote (6) for that table.

(2) Options with an exercise price of $3.88 per share and $9.69 per share become exercisable in one-third portions on December 31, 2001, 2002 and 2003. Options with an exercise price of $21.00 per share become exercisable in one-third portions on each of the first three anniversaries of the initial public offering of NewPower (October 5, 2001, 2002 and 2003). All options become immediately exercisable upon death, disability, involuntary termination of employment other than for cause, upon a breach of contract by NewPower or upon a change in control of NewPower pursuant to the terms of the 2000 Stock Plan. The exercise price is no less than the market price of Common Stock on date of grant. The market price is determined as the closing price of the Common Stock on the New York Stock Exchange for the date of the stock option grant. In the case of pre-IPO stock option grants, such price was determined using the market price established by the Board. These grants were previously described in the Company's Registration Statement on Form S-1 (No. 333-41412), filed with the Securities and Exchange Commission on October 4, 2000.

(3) Calculated using the Black Scholes pricing model. Underlying assumptions used in the calculation include a risk-free interest rate of 5.16%; price volatility of 31%, which was the substitute volatility for an Energy Service Provider Peer Group utilized for FAS 123 footnote disclosure in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000; a dividend yield of 0%; and an expected term in years of 9.14. NewPower has elected to illustrate the potential realizable value using the Black Scholes pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent NewPower's estimate or projection of future stock price or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.

                         FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL YEAR-END    OPTIONS AT FISCAL YEAR-END
                                                             (#)                         ($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
H. Eugene Lockhart.............................      N/A         1,968,000         N/A         4,022,235
William I Jacobs...............................      N/A           800,000         N/A            49,000
Nicholas A. Utton..............................      N/A           620,000         N/A               N/A
Marc E. Manly..................................      N/A           500,000         N/A            24,500
A.S.A. Wyatt...................................      N/A           400,000         N/A            24,500

------------------------

(1) The closing sales price of Common Stock as reported on the New York Stock Exchange on December 31, 2000 was $9.8125. Value is calculated by multiplying (a) the difference between $9.8125 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

    NewPower has entered into employment agreements with the Named Executive Officers as described below:

    H. EUGENE LOCKHART. NewPower entered into an employment agreement with Mr. Lockhart effective February 1, 2000. The agreement has a four year initial term. The agreement provides that Mr. Lockhart will serve as President and Chief Executive Officer, and will receive a minimum annual base salary of $700,000, subject to annual review, and will also receive a target bonus of 150% of his annual base salary, determined at the discretion of the Board of Directors, payable in the first quarter of the subsequent year. As of the effective date of the agreement, Mr. Lockhart was paid a one time additional payment of $780,000 and a combination of a split dollar whole life insurance policy and deferred compensation with a current cost to the Company of $4 million. In addition, under the agreement, Mr. Lockhart received stock options to purchase 678,000 shares of Common Stock at an exercise price of $3.88 per share, which vest in one-third increments on December 31, 2001, 2002 and 2003, and stock options to purchase 1,290,000 shares of Common Stock at the initial public offering price, which vest in one-third increments on each of the first three anniversaries of our initial public offering. All options have a term of ten years. Mr. Lockhart also received $4,000,000 in restricted stock upon consummation of the initial public offering, valued at the initial public offering price of our Common Stock, which will vest in one-half increments on each of February 1, 2001 and February 1, 2002. Mr. Lockhart will be allowed to participate in all benefit plans offered by NewPower to other similarly situated employees.

    NewPower may terminate Mr. Lockhart's employment agreement at any time for cause, or for his death or disability before the expiration of the term of employment. Mr. Lockhart may voluntarily terminate his employment at any time. If NewPower involuntarily terminates Mr. Lockhart's employment agreement, which includes termination without cause, or if NewPower materially breaches a material provision of the employment agreement which remains uncorrected for 30 days following Mr. Lockhart's written notice of the breach, then
Mr. Lockhart is entitled to receive his monthly base salary and target bonus as if his employment agreement had continued for the full term after involuntary termination, unless he accepts employment with a competitor. The term of the agreement may be extended for one year periods upon notice to and agreement with Mr. Lockhart on or before six months prior to the conclusion of the initial term or any extension thereof. Employment after the agreement expires converts to employment-at-will, terminable at any time by either NewPower or Mr. Lockhart. The agreement prohibits Mr. Lockhart from soliciting NewPower employees for a period of twelve months following termination or from competing with NewPower or soliciting customers for either twelve months after voluntary termination or six months after involuntary termination. The employment agreement also contains confidentiality provisions.

    In the event of a change of control of NewPower as specified in NewPower's 2000 Stock Plan described below, and unless he enters into a new employment contract with a successor entity, Mr. Lockhart would have a one year period to elect to terminate his employment agreement on account of consummation of a change of control. In that event, Mr. Lockhart would be entitled to the salary and bonus otherwise to be paid over the remaining term of his employment agreement, although such payments would not exceed one year's salary and bonus at then-current levels once the final year of the initial term begins.

    WILLIAM I JACOBS. NewPower entered into an employment agreement with Mr. Jacobs effective May 1, 2000. The agreement has a four year initial term. The agreement provides that Mr. Jacobs will receive a minimum annual base salary of $600,000, subject to annual review, and will also receive a target bonus of 100% of his annual base salary payable in the first quarter of the subsequent year. In addition, under the agreement, Mr. Jacobs received stock options to purchase 400,000 shares of Common Stock at an exercise price of $9.69 per share, which vest in one-third increments on December 31, 2001, 2002 and 2003, and stock options to purchase 400,000 shares of Common Stock at the initial public offering price, which vest in one-third increments on each of the first three anniversaries of the Company's initial public offering. All options have a term of ten years. As of the effective date of the agreement, Mr. Jacobs was granted $6,700,000 as principal amount, subject to the accumulation of interest, under the Company's Executive Deferred Compensation Plan, with vesting in one-fifth increments at the effective date of the agreement, and on December 31, 2000, 2001, 2002 and 2003. Mr. Jacobs also received $1,000,000 in restricted stock upon consummation of the initial public offering valued at the initial public offering price of our Common Stock, which has vested or will vest in one-fourth increments on December 31, 2000, 2001, 2002 and 2003. Mr. Jacobs will be allowed to participate in all benefit plans offered by NewPower to other similarly situated employees. The other terms of Mr. Jacobs' employment agreement are substantially similar to the terms of Mr. Lockhart's employment agreement. In addition, in February 2001, the Company agreed to indemnify Mr. Jacobs, as provided in its by-laws, for benefits he forfeited in connection with a potential dispute with his prior employer concerning the Company's hiring of employees from that company, and for any fees and expenses in connection with any litigation, should it ever ensue. The indemnification for forfeited benefits amounts to $1,000,000 and was credited as additional principal amount to Mr. Jacobs' deferred compensation account.

    NICHOLAS A. UTTON. NewPower entered into an employment agreement with Mr. Utton effective September 29, 2000. The agreement has a four year initial term. The agreement provides that Mr. Utton will receive a minimum annual base salary of $440,000, subject to annual review, and will also receive a target bonus of 100% of his annual base salary payable in the first quarter of the subsequent year. In addition, under the agreement, Mr. Utton received stock options to purchase 620,000 shares of Common Stock at the initial public offering price, which vest in one-third increments on each of the first three anniversaries of the Company's initial public offering. All options have a term of ten years. Mr. Utton became entitled to a one-time payment of $337,500 upon commencement of employment. Mr. Utton was also granted $2,037,500, as principal amount, subject to the accumulation of interest under the Company's Executive Deferred Compensation Plan, with $337,500 payable one year after the commencement of employment and $1,700,000 payable two years after the commencement of employment. Mr. Utton will be allowed to participate in all benefit plans offered by NewPower to other similarly situated employees. The other terms of Mr. Utton's employment agreement are substantially similar to the terms of Mr. Lockhart's employment agreement.

    MARC E. MANLY. NewPower entered into an employment agreement with Mr. Manly effective April 17, 2000. The agreement has a four year initial term. The agreement provides that Mr. Manly will receive a minimum annual base salary of $350,000, subject to annual review, and will also receive a target bonus of 100% of his annual base salary payable in the first quarter of the subsequent year. In addition, under the agreement, Mr. Manly received stock options to purchase 200,000 shares of Common Stock at an exercise price of $9.69 per share, which vest in one-third increments on

December 31, 2001, 2002 and 2003, and stock options to purchase 300,000 shares of Common Stock at the initial public offering price, which vest in one-third increments on each of the first three anniversaries of our initial public offering. All options have a term of ten years. As of the effective date of the agreement, Mr. Manly was granted $5,000,000 as principal amount, subject to the accumulation of interest, under the Company's Executive Deferred Compensation Plan, with vesting in one-third increments on December 31, 2000, 2001 and 2002. Mr. Manly will be allowed to participate in all benefit plans offered by NewPower to other similarly situated employees. The other terms of Mr. Manly's employment agreement are substantially similar to the terms of Mr. Lockhart's employment agreement.

    A.S.A. WYATT. NewPower entered into an employment agreement with Mr. Wyatt effective May 22, 2000. The agreement has a four year initial term. The agreement provides that Mr. Wyatt will receive a minimum annual base salary of $300,000, subject to annual review, and will also receive a target bonus of 100% of his annual base salary payable in the first quarter of the subsequent year. In addition, under the agreement, Mr. Wyatt received stock options to purchase 200,000 shares of Common Stock at an exercise price of $9.69 per share, which vest in one-third increments on December 31, 2001, 2002 and 2003, and stock options to purchase 200,000 shares of common stock at the initial public offering price, which vest in one-third increments on each of the first three anniversaries of the Company's initial public offering. All options have a term of ten years. As of the effective date of the agreement, Mr. Wyatt was paid a one time additional payment of $100,000. Mr. Wyatt will be allowed to participate in all benefit plans offered by NewPower to other similarly situated employees. The other terms of Mr. Wyatt's employment agreement are substantially similar to the terms of Mr. Lockhart's employment agreement.

STOCK OPTION AND BENEFIT PLANS

    All employees of NewPower are eligible to participate in the Company's benefit plans, which include health coverage, disability and life insurance, and a 401(k) savings plan. In addition, grants of stock options are governed by the 2000 Stock Plan, and elective or non-elective deferred compensation is subject to the Company's Executive Deferred Compensation Plan, both of which plans are summarized below.

    2000 STOCK PLAN

    GENERAL. The 2000 Stock Plan allows the Company to grant options or restricted stock to employees, board members, officers, consultants and other service providers. The purpose of the stock plan is to attract and retain qualified employees, consultants and other service providers by providing them with additional incentives and opportunities to participate in NewPower's ownership and to create an interest in the success and increased value of NewPower. The stock plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine, and to establish guidelines and to delegate to the Chief Executive Officer the determination of, the persons to whom awards are to be granted, the time at which awards will be granted, the number of shares to be represented by each award, and the consideration to be received, if any. The Compensation Committee also has the power to interpret the stock plan and to create or amend its rules.

    RESERVATION OF SHARES. Grants of stock options and restricted stock may be made pursuant to the stock plan. Currently, the number of shares of Common Stock issued under the stock plan may not exceed 18,419,400 shares. If any portion of any option or restricted stock granted under the stock plan can no longer be exercised or become vested, or if any Common Stock is reacquired by NewPower pursuant to an option or restricted stock agreement, where in any such case no alternative consideration has been provided to the participant, the unexercised portion will be available for grant or reissuance. If the outstanding Common Stock is adjusted because of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other similar change, the Compensation

Committee will make appropriate adjustments to the total number and kind of shares covered by the stock plan to preserve as nearly as practical the benefits to the participants. However, in the event of an equity capital contribution to NewPower, stock plan participants will have no recourse to a dilution in their shares of Common Stock, options and rights to acquire restricted stock.

    STOCK OPTIONS. Stock options granted under the stock plan are not intended to be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code. The maximum number of shares that may be subject to options granted under the stock plan to an individual optionee during any calendar year may not exceed, with respect to options granted prior to September 1, 2000, 3,000,000 shares, and, with respect to options granted on or after September 1, 2000, 1,500,000 shares. The exercise price for an option granted under the stock plan will be determined by the Compensation Committee but, on or after September 1, 2000, will be no less than the fair market value of the Common Stock on the date the option is granted. The term for exercise of any option granted will generally be ten years from the effective date of the option agreement. The options granted under the stock plan are not assignable or transferable, except on the death of a participant or unless the Committee provides its approval.

    RESTRICTED STOCK. The stock plan permits the Compensation Committee to make restricted stock awards, including performance-based restricted stock awards pursuant to Section 162(m) of the Internal Revenue Code. The maximum number of shares that may be subject to grants of restricted stock to an individual grantee during any calendar year may not exceed, with respect to grants of restricted stock prior to September 1, 2000, 1,000,000 shares, and, with respect to grants made on or after September 1, 2000, 500,000 shares. The Committee will establish the performance criteria. The restricted stock granted under the stock plan is not assignable or transferable, except on the death of a participant or unless the Committee gives its approval.

    TERMINATION OF EMPLOYMENT. If the employment of any employee is terminated for any reason, other than the termination of employment by NewPower for cause or the voluntary termination of employment by the employee not as a result of any breach by NewPower, then the stock plan provides for the accelerated vesting of options and restricted stock granted to such employee.

    CHANGE OF CONTROL. The stock plan provides for the accelerated vesting of options and restricted stock granted to participants in the event of a change of control of NewPower. Change of control is deemed to occur in one of four circumstances: (1) excluding exceptions applicable to existing investors and transactions, where a person or entity acquires more than 25% of the then-outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of NewPower entitled to vote generally in the election of directors; (2) where a majority of the Board is replaced, other than where individual board members are replaced by a majority vote of the Board;
(3) in the event of a merger, consolidation or sale or other disposition of all or substantially all the assets of NewPower where the stockholders immediately prior to such transaction fail to own, immediately after such transaction, at least 70% of the then-outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of NewPower entitled to vote generally in the election of directors or fail to meet other specified conditions; and (4) upon approval by the stockholders of a complete liquidation or dissolution of NewPower. Notwithstanding the foregoing, a change of control shall not be deemed to occur if the Board of Directors unanimously approves a transaction that would otherwise result in a change of control.

    TERM AND AMENDMENT. The stock plan has a term of ten years, subject to earlier termination or amendment by the Board of Directors. The Board of Directors may amend the plan at any time, except that participant approval is required if any amendment, alteration, suspension or termination substantially affects or impairs the participant's rights under the plan.

    EXECUTIVE DEFERRED COMPENSATION PLAN

    GENERAL. The purpose of the Executive Deferred Compensation Plan is to aid the Company in attracting and retaining key employees by providing a non-qualified compensation deferral vehicle. The deferred compensation plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to interpret the deferred compensation plan and to create or amend its rules. The deferred compensation plan is currently considered a "top hat" plan for ERISA purposes and is an unfunded plan maintained by the Company primarily for the purpose of providing deferred compensation to a select group of management. As of December 31, 2000, there were five participants in the deferred compensation plan.

    PARTICIPATION. The deferred compensation plan allows for eligible employees to elect to participate in the deferred compensation plan for a given calendar year by filing an irrevocable election form with the Compensation Committee. The Compensation Committee has not yet considered or approved an election form, and therefore there has not yet been any elective participation in the deferred compensation plan.

    The Company may, in its sole discretion, award to an eligible employee non-elective deferred compensation. The terms and conditions of such non-elective deferred compensation may vary from award to award as the Company deems appropriate.

    INVESTMENT RETURN. A participant's deferred compensation account shall be deemed to be invested in accordance with the participant's election or elections on his or her investment allocation forms. The Compensation Committee expects to make investment funds available to participants in the deferred compensation plan during the second calendar quarter of 2001. In the interim, deferred compensation accounts are earning an investment return at the prime rate of interest plus one percent, compounded quarterly. The Compensation Committee in its sole discretion may change the investment funds from time to time.

    DISTRIBUTIONS. In addition to distributions in the form of lump sum payments, or declining balance payouts in accordance with an election form or a non-elective award, participants are entitled to accelerated distributions upon death or disability of the participant, upon proof of severe financial hardship, or as a liquidating distribution subject to a forfeiture penalty of 10% of the value of the deferred compensation account.

    TERMINATION OF EMPLOYMENT. In the event of a termination of employment without cause or a termination of employment for reason of death or disability, any balance in a participant's account shall become vested. In the event of a voluntary termination of employment, any unvested portion of the participant's non-elective deferred compensation and the investment return attributable to such unvested compensation shall be forfeited as of the date of such termination. In the event of a termination of employment for cause, the investment return then credited to the participant's deferred compensation accounts (to the extent a positive amount) plus any unvested portion of the participant's non-elective deferred compensation shall be forfeited as of the date of such termination.

    CHANGE OF CONTROL. In the event of a change of control, any termination of employment of a participant in the deferred compensation plan that occurs during the 24-month period immediately following the consummation of a transaction constituting a change of control will result in any unvested amounts becoming vested.

    COMPANY PAYMENT DEFERRAL RIGHTS. In the event that any amount payable from a participant's deferred compensation account, including a liquidating distribution, would be non-deductible by the Company pursuant to application of the compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Compensation Committee shall have the absolute right, in its sole discretion, to defer payment of such amount until such time as its payment would no longer present a loss of a deduction for such payment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act and Securities and Exchange Commission regulations require the Company's directors, certain officers and greater than ten percent stockholders to file reports of ownership on Form 3 and changes in ownership on Form 4 and 5 with the Securities and Exchange Commission.

    Based solely on its review of copies of such reports received or written representations from such executive officers, directors and ten percent stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were complied with during fiscal year 2000, except that Director Kenneth L. Lay did not timely file two reports containing one transaction each. Mr. Lay has since filed such reports.

COMPARATIVE STOCK PERFORMANCE

    The graph below provides an indicator of cumulative total shareholder returns for the Company as compared with (1) the NASDAQ Market Index and
(2) the Russell 2000 Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               NEWPOWER, NASDAQ COMPOSITE, AND RUSSELL 2000 INDEX
                 PERFORMANCE RESULTS THROUGH DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                                         OCTOBER  DECEMBER
NewPower Holdings, Inc. (as of 10/5/00)      100     46.73
NASDAQ Market Index                          100      67.2
Russell 2000 Index                           100     92.73

DOLLARS                                                NEWPOWER    NASDAQ    RUSSELL 2000
-------                                                --------   --------   ------------
Oct. 2000............................................   100.00     100.00       100.00
Dec. 2000............................................    46.73      67.20        92.73

    * Measurement period established October 5, 2000, which is the Company's effective date of registration under the Securities Exchange Act of 1934.

    EXPLANATION

    The graph assumes $100 invested on October 5, 2000 in NewPower Common Stock, the NASDAQ Market Index and the Russell 2000 Index with the reinvestment of all dividends.

    Based on the results of a survey conducted by Rivel Research Group and on management's research and analysis, the Company does not believe it can reasonably identify an industry peer group at this time. Accordingly, the Company has selected the Russell 2000 Index, which includes issuers with similar market capitalization to that of the Company, for comparison of total shareholder returns for purposes of complying with the requirements of the Securities and Exchange Commission in presenting this graph.

    The report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

                         COMPENSATION COMMITTEE REPORT

    The Board of Directors adopted a charter for the Compensation Committee in September 2000. Under that charter, the Compensation Committee administers NewPower's employee stock and other benefits plans and makes decisions concerning compensation strategy for executive officers and other employees. The Compensation Committee also reviews all items of compensation for the Chief Executive Officer and the other executives. The Committee consists solely of directors who are considered to be Non-Employee Directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is the Compensation Committee Report.

COMPENSATION PHILOSOPHY

    The Company is developing a total compensation philosophy and strategy that supports NewPower's business objectives and reflects the Company's desired position in the marketplace with respect to a peer group of public companies that NewPower competes with for executive talent, customers and investors. The Company has a strong pay-for-performance culture, with a substantial portion of executive compensation linked to the operational, financial and strategic success of the Company.

    It is the Company's objective to establish executive base salaries between the median and 75th percentile of the defined marketplace for positions of comparable scope and responsibility. Salaries are subject to periodic review and adjustment based on the qualifications and experience of the individual. Annual incentive target award opportunities will reflect median to 75th percentile levels, with significant upside and downside opportunity based on both Company performance and individual performance. The Company plans to make stock option awards that will also be linked to performance. A significant portion of at-risk pay will be delivered in long-term incentives, so that all employee and executive objectives are strongly linked to shareholder value creation. The Company has hired outside compensation consultants who are working with NewPower to assess competitive total compensation levels within the organization, and to assist in determining the appropriate compensation strategy and pay programs to effectively link pay and performance.

    All of NewPower's executive officers are subject to employment contracts governing the payment of salary, annual incentives, long-term incentives and deferred compensation (see discussion of "Employment Agreements," above). Such contracts were generally negotiated prior to the Company's initial public offering and have all been approved by the Compensation Committee and the Board. The executive officers for fiscal 2000 included the Named Executive Officers and two other officers directly reporting to the Chief Executive Officer: Mr. John Henderson, Managing Director, Risk Management, and Ms. Kathryn A. Johnson, Vice President, Human Resources, Communications and Administration.

ANNUAL COMPENSATION

    Current compensation of the Company's executive officers consists of base salary, annual incentives and long-term incentive awards, in the form of stock options and restricted stock.

    BASE SALARY

    Base salary levels for the Named Executive Officers for 2000 and the other executive officers reflected contractual obligations, which in turn reflected amounts required to attract and retain senior executives. Those base salary levels were arrived at upon consideration of the following factors: experience of the executive, performance of the executive, salary paid to the executive in prior employment, salary available to the executive in alternative employment opportunities, and internal base salary comparability considerations.

    ANNUAL INCENTIVE AND LONG TERM EQUITY-BASED COMPENSATION

    Annual incentive awards for these individuals for 2000 ranged from 120% to 265% of base salary. Some of the bonus amounts were contractual, although the total award was based on the Company meeting all earnings projections and exceeding certain significant operating objectives, including year-end customer count and net revenue projections. Other considerations included the successful completion of certain material strategic customer acquisitions and the further development of strategic company partnerships and alliances. Recognition was also given for successful completion of the Company's initial public offering and significant progress towards improving the Company's infrastructure. In all cases, annual incentive award recommendations were based on the operational and strategic achievements of the Company.

    Annual incentive awards were paid approximately 50% in cash and the remainder in stock options for all executive officers, except for Mr. Henderson, who received 20% of his annual bonus in cash and 80% in stock options, and Mr. Utton, who received approximately 73% of his annual bonus in cash and 27% in stock options based on contractual commitments. The number of stock options granted in lieu of cash was determined using a Black Scholes valuation model. All executive officers received both fair market value options and above-market-priced options, with the above-market-priced options subject to a 25% premium to reflect payment in options in lieu of cash. Options were granted in three tranches: approximately 44% of the options were granted at an exercise price equal to the fair market value on the date of grant, approximately 28% were granted with an exercise price between the fair market value on the grant date and the initial public offering price of $21 per share, which was higher, and approximately 28% were granted with an exercise price of 120% of the initial public offering price. See footnote (6) to the Summary Compensation Table.

    In 2000, certain cash awards and certain option grants to executive officers were also a function of providing replacement compensation forfeited by those persons at their previous employers in coming to work for the Company. Further, stock options were granted to the executive officers to create an equity ownership stake in the Company, and to provide a strong incentive that aligned the interests of executives and stockholders, in light of the Company's then-contemplated initial public offering.

    The Company did not adopt an IRC Section 162(m) performance-based executive annual incentive plan for 2000, but is seeking stockholder approval for such a plan at the Annual Meeting. The Company's stock option plan is designed to comply with Section 162(m). It was approved by stockholders prior to the initial public offering and, therefore, does not require further approval for a certain time period, pursuant to IRS regulations.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    During the year ended December 31, 2000, the compensation of the Company's President and Chief Executive Officer, H. Eugene Lockhart, was established pursuant to a written employment agreement, which expires on January 31, 2004 (see "Employment Agreements" above). Under the terms of the agreement, Mr. Lockhart currently receives an annual salary of $700,000, and is entitled to receive a target bonus equal to 150% of salary. During the 2000 calendar year, Mr. Lockhart was awarded 678,000 stock options with an exercise price of $3.88 and 1,290,000 stock options with an exercise price of $21.00, and 190,477 restricted stock shares, which were credited to Mr. Lockhart's account on the date of the initial public offering and were valued at $4,000,000 at the time of the initial public offering. These amounts were contractual and were awarded in connection with Mr. Lockhart's employment by the Company. Mr. Lockhart also received an initial bonus at the commencement of his employment of $780,000. As part of his contractual arrangement, Mr. Lockhart also received a combination of split dollar life insurance and deferred compensation with a net cost to the Company of $4,000,000.

    With respect to Mr. Lockhart's actual annual incentive compensation paid for 2000 performance, the Compensation Committee considered Mr. Lockhart's contribution to the success of the Company during the performance period ending December 31, 2000. The Committee reviewed the operating criteria of the Company and determined that the Company had exceeded its performance targets of sales growth, customer count, gross profit and net income. In addition, the Committee determined that the Company had exceeded its objectives with respect to certain strategic accomplishments, including the successful completion of the Company's initial public offering, the acquisition of certain customer bases and competitor operations, as well as the development of critical marketing and operational alliances to position the Company for continued growth. In all regards, the Committee compared actual achievements to target objectives in reaching its determinations regarding Mr. Lockhart's compensation. Based on the above criteria, Mr. Lockhart was considered to have exceeded his maximum target performance, warranting an award in excess of his target bonus of 150% of base salary. Mr. Lockhart was paid an annual incentive of $1,400,000, which is 200% of his base salary. Under the approach described above with respect to the annual incentive, Mr. Lockhart received $700,000 of the annual incentive in cash and the following in stock options: 64,000 options with an exercise price of $9.24, the fair market value on the date of grant, 40,000 options with an exercise price between the fair market value on the date of grant and the initial public offering price ($15.12), and 40,000 options with an exercise price at 120% of the initial public offering price ($25.20). The number of options awarded was derived using a Black Scholes valuation. The options will vest in equal installments on December 31, 2001, 2002 and 2003, and will expire ten years from the date of grant.

    During the fiscal year ending December 31, 2001, Mr. Lockhart is entitled to receive an annual salary of $700,000, under the terms of his employment agreement, and is entitled to receive a target bonus equal to 150% of salary, not to exceed 300% of base salary for superior results. The committee will review Mr. Lockhart's performance at the end of the 2001 year.

                                          Peter T. Grauer (Chairman)

                                          Eugene B. Shanks, Jr.

                   AUDIT AND RISK MANAGEMENT COMMITTEE REPORT

    The Board of Directors adopted a charter for the Audit and Risk Management Committee in September 2000, which charter is attached to this Proxy Statement as Exhibit A. Set forth below is the Audit and Risk Management Committee Report.

    The Audit and Risk Management Committee has reviewed and discussed with management NewPower's audited financial statements as of and for the fiscal year ended December 31, 2000.

    The Audit and Risk Management Committee has discussed with NewPower's independent public accountants, Arthur Andersen LLP (the "Independent Auditors"), the matters required to be discussed by Statement on Auditing Standards No. 61, CODIFICATION OF STATEMENTS ON ACCOUNTING STANDARDS, as amended.

    The Audit and Risk Management Committee has received and reviewed the written disclosures and the letter from the Independent Auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, and have discussed with the Independent Auditors their independence. The Audit and Risk Management Committee has considered the non-audit services provided to the Company by the Independent Auditors and has concluded that such services are compatible with maintaining the auditors' independence.

    Based on the reviews and discussions referred to above, the Audit and Risk Management Committee recommended to the Board of Directors that the financial statements referred to above be included in NewPower's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Linda G. Alvarado
                                          Ray J. Groves (Chairman)
                                          Eugene B. Shanks, Jr.

                 ITEM B--APPROVAL OF MANAGEMENT INCENTIVE PLAN
                           (ITEM B ON THE PROXY CARD)

    The Compensation Committee of the Board of Directors has recommended, and the Board of Directors has adopted the Management Incentive Plan (the "Incentive Plan"), which is attached to this Proxy Statement as Exhibit B. Shareholder approval of the Plan is necessary so that awards under the Plan will constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code") and will be tax-deductible by NewPower.

DESCRIPTION OF THE PLAN

    The Incentive Plan was adopted by the Board of Directors at its scheduled meeting on February 7, 2001. The Incentive Plan is intended to provide annual incentive or bonus awards payable in cash or stock to senior executives so that payments will constitute performance-based compensation under Section 162(m) of the Code and will be tax-deductible by NewPower. The Incentive Plan furthers the Board's policy of linking executive compensation to NewPower's performance and shareholders' interests as a whole. A summary of the principal features of the Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Incentive Plan.

ELIGIBILITY

    Participation in the Incentive Plan is limited to the Chief Executive Officer and any other officer reporting directly to the Chief Executive Officer. There are 8 persons currently eligible to participate in the Incentive Plan.

PLAN ADMINISTRATION

    The Incentive Plan is administered by the Compensation Committee, which establishes performance criteria and certifies in writing as to the achievement of performance criteria prior to payment of any awards. The Compensation Committee has the discretion to adjust the amount of any award that would otherwise be payable to a participant based upon its assessment of that participant's performance, provided the adjustment is permitted under
Section 162(m) of the Code and the total award, as adjusted, does not exceed the maximum potential award previously determined by the Compensation Committee. Awards under the Incentive Plan may be paid in cash, in shares of Company stock, in stock options, or any other form of cash or equity as determined by the Committee.

PERFORMANCE GOALS AND MEASURES

    The Compensation Committee establishes, no later than 90 days after the beginning of each performance period, performance goals for such period based upon one or more of the following performance measures: stockholder value added, cash flow, EBITDA, revenue, customer count, market penetration, expansion, pre-tax or after-tax net income or loss, operating income, profit margin, earnings per share, stock price, cost control, acquisitions or divestitures or other business structure goals, and return on equity, capital, assets or net assets, or any combination thereof. Performance goals may be identical for all participants, or may differ for each participant. Performance goals include a maximum award opportunity for each participant. The maximum annual award that may be granted to a participant under the Incentive Plan is $4 million.

DEFERRALS

    The Compensation Committee may specify that a portion of the actual bonus award for any given performance period shall be paid on a deferred basis, based on such award payment rules as the Compensation Committee may establish for such performance period.

AMENDMENT AND TERMINATION

    The Board of Directors may at any time amend or terminate the Incentive Plan
(i) provided that, without the participant's written consent, no such amendment or termination shall adversely affect the bonus rights of any participant for a given performance period once the participant designations and performance goals for such period have been announced, and (ii) to comply with applicable regulatory requirements (including, without limitation, Section 162(m) of the Code).

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

                ITEM C--RATIFICATION OF APPOINTMENT OF AUDITORS
                           (ITEM C ON THE PROXY CARD)

    The Audit and Risk Management Committee of the Board of Directors has recommended, and the Board has selected, Arthur Andersen LLP, certified public accountants, as the Company's auditors for the fiscal year ending December 31, 2001. During the fiscal year 2000, Arthur Andersen LLP examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

FEES BILLED TO NEWPOWER BY ARTHUR ANDERSEN LLP DURING FISCAL 2000

    AUDIT FEES. Audit fees charged to NewPower by Arthur Andersen LLP during the fiscal year ended December 31, 2000 for review of NewPower's annual consolidated financial statements and those financial statements included in NewPower's quarterly reports on Form 10-Q totaled $300,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Financial information systems design and implementation fees billed to NewPower by Arthur Andersen LLP during the fiscal year ended December 31, 2000 totaled $7 million.

    INITIAL PUBLIC OFFERING. Fees billed to NewPower by Arthur Andersen during the fiscal year ended December 31, 2000 for review of NewPower's S-1 Registration Statement totaled $900,000.

    ALL OTHER FEES. Fees billed to NewPower by Arthur Andersen LLP during the fiscal year ended December 31, 2000 for all other non-audit services rendered to NewPower totaled $5.8 million for market entry and marketing consulting.

RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS

    The appointment of Arthur Andersen LLP as auditors of NewPower will be ratified at the Annual Meeting if the number of votes cast in favor of ratification exceeds the number of votes cast opposing it.

    The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" ratification of Arthur Andersen LLP as the auditors of NewPower.

    In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting on May 9, 2001, and will be available to respond to appropriate questions and to make a statement should they desire to do so.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

    The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment and Rule 14a-4 under the Exchange Act.

OTHER INFORMATION

    Financial statements for the Company are included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2000 filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. A COPY OF THE 2000 FORM 10-K MAY BE OBTAINED, WITHOUT CHARGE, BY ADDRESSING A REQUEST TO NEWPOWER'S CORPORATE SECRETARY OFFICE, ONE MANHATTANVILLE ROAD, PURCHASE, NEW YORK 10577.

COST OF SOLICITATION

    NewPower will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and other members of NewPower may solicit proxies personally or by telephone or other means of communication. NewPower will also reimburse its transfer agent for expenses in connection with the distribution of proxy material and brokers and other persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals. NewPower has retained a proxy soliciting firm, Innisfree M&A Incorporated, to assist in the soliciting of proxies and will pay a fee of approximately $6,500 plus reimbursement of expenses.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    In order for stockholder proposals to be included in the proxy statement for the 2002 annual meeting, we must receive them no later than November 30, 2001. Stockholder proposals must be in compliance with Rule 14a-8 under the Exchange Act and with our Bylaws. They must also be submitted in writing by notice delivered to NewPower's Corporate Secretary Office, One Manhattanville Road, Purchase, New York 10577.

           STOCKHOLDERS ARE URGED TO SEND IN THEIR PROXIES WITHOUT DELAY.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Marc E. Manly
                                          Managing Director, Law and Government
                                          Affairs
                                          Corporate Secretary

April 13, 2001

             EXHIBIT A--AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER

    The Audit and Risk Management Committee (the "Committee") is appointed by the Board of Directors (the "Board") of NewPower Holdings, Inc. (the "Company") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

    The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Committee shall be appointed by the Board.

    The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Committee shall make regular reports to the Board.

    The Committee shall:

    1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

    5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

    8.  Approve the fees to be paid to the independent auditor.

    9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

    10. Monitor the scope of the non-audit related services, if any, provided by the independent auditors to the Company, and the fees paid by the Company in connection therewith. Consider whether the provision of such services is compatible with auditor independence and disclose findings in the annual proxy statement.

    11. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

    12. Review the appointment and replacement of the senior internal auditing executive.

    13. Review the significant reports to management prepared by the internal auditing department and management's responses.

    14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

    16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any changes required in the planned scope of the internal audit.

       (c) The internal audit department responsibilities, budget and staffing.

    18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    19. Obtain reports from management with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    20. Review with the Managing Director, Law and Government Affairs of the Company legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

    While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                      EXHIBIT B--MANAGEMENT INCENTIVE PLAN

1. PURPOSE. The purpose of this Management Incentive Plan (the "Plan") of NewPower Holdings, Inc. (the "Company") is (i) to retain and motivate key senior executives of the Company who have been designated as Participants in the Plan for a given Performance Period by providing them with the opportunity to earn bonus awards that are based on the extent to which specified performance goals for such Performance Period have been achieved or exceeded; and (ii) to structure such bonus opportunities in a way that will qualify the awards made as "performance-based" for purposes of
    Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor section), so that the Company will be entitled to a tax deduction on the payment of such incentive awards to such employees.

2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Annual Base Salary" shall mean the amount of base salary earned by a Participant for a given year, consisting of the amount of any base salary payments and deferrals for such year.

    (b) "Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed.

    (c) "Board" shall mean the Board of Directors of the Company as constituted from time to time.

    (d) "Cause" shall have the same meaning as set forth in TNPC 2000 Stock
       Plan.

    (e) "Change of Control" shall have the same meaning as set forth in TNPC 2000 Stock Plan.

    (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (g) "Committee" shall mean the Compensation Committee of the Board, which committee shall consist solely of two or more non-employee directors (each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Code).

    (h) "Company" shall mean NewPower Holdings, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

    (i) "Disability" shall have the same meaning as set forth in TNPC 2000 Stock Plan.

    (j) "Executive Officer" shall have the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, in each case as amended from time to time.

    (k) "Individual Award Opportunity" shall mean the performance-based award opportunity for a given Participant for a given Performance Period as specified by the Committee within the Applicable Period, which may be expressed in dollars, as a percent of base salary or on a formula basis that is consistent with the provisions of this Plan.

    (l) "Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee after input from management to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given Performance Period.

    (m) "Participant" shall mean, for any given Performance Period, each key employee of the Company (including any subsidiary, operating unit or division) who is designated as a Participant in the Plan for such Performance Period by the Committee pursuant to Section 4 below.

    (n) "Performance Period" shall mean any period commencing on or after January 1, 2001 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.

    (o) "Plan" shall mean the NewPower Holdings, Inc. Management Incentive Plan as set forth in this document, and as amended from time to time.

    (p) "Retirement" shall have the same meaning as set forth in TNPC 2000 Stock Plan.

3.  ADMINISTRATION.

    (a) GENERAL. The Plan shall be administered by the Committee after receipt of input from management. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have the full power and authority, in its discretion:

        (i) To designate within an Applicable Period the Participants and the Individual Award Opportunities for such Performance Period;

        (ii) To designate within the Applicable Period the performance goals and other terms and conditions that are to apply to awards for such Performance Period (including the consequences of a termination of employment);

       (iii) To determine and certify the bonus amounts earned for any given Performance Period, based on actual achievement of the performance goals for such Performance Period, after making any permitted Negative Discretion adjustments;

        (iv) To decide whether, under what circumstances and subject to what terms bonus amounts are to be paid on a deferred basis, including deferrals at the election of Participants;

        (v) To adopt such administrative rules and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;

        (vi) To interpret and administer the terms and conditions of the Plan and any award issued under the Plan; and

       (vii) To take such other action which it deems necessary or advisable in connection with the administration of the Plan.

       It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m)(3) of the Code shall constitute "performance-based compensation" within the meaning of
       Section 162(m)(4)(e) of the Code and the Plan and the terms of any awards under the Plan shall be so interpreted.

    (b) BINDING NATURE OF COMMITTEE DECISIONS. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made with respect to the Plan or any award under the Plan shall be within the sole discretion of the Committee, and shall be binding on all persons, including the Company, any Participant, and any beneficiary or other person claiming any rights under the Plan.

    (c) OTHER. No member of the Committee shall be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an "outside director" under
       Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.

4. ANNUAL PARTICIPANT DESIGNATIONS BY THE COMMITTEE. For any given Performance Period, Participant designations shall be made by the Committee, in its sole discretion, after input from management, and based on its determination as to which key employees:

       (a) Are likely to be "covered employees" for Section 162(m) purposes as of the last day of the fiscal year for which the Company would be entitled to a Federal tax deduction for payment of the award in respect of such Performance Period; and

       (b) Are reasonably expected by the Committee to have individual compensation for such fiscal year that may be in excess of $1 million, excluding any compensation that is grandfathered or otherwise excluded for Section 162(m) purposes.

       and such other considerations as the Committee deems appropriate, in its sole and absolute discretion.

5.  PERFORMANCE GOALS.

    (a) SETTING OF PERFORMANCE GOALS. For a given Performance Period, the Committee shall, within the Applicable Period, approve one or more objective performance goals for each Participant and/or each group of Participants, after considering the recommendations of management. Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit business criteria:

          stockholder valued added, cash flow, EBITDA, revenue, customer count, market penetration, expansion, pre-tax or after-tax net income or loss, operating income, profit margin, earnings per share, stock price, cost control, acquisitions or divestitures or other business structure goals, and return on equity, capital, assets or net assets, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period). Each such goal may be expressed on an absolute and/or relative basis, may be based on comparisons based on the past performance of the Company or of one or more subsidiaries, divisions and/or operating units and/or the past or current performance of other companies, and in the case of earnings-based measures, may use comparisons relating to capital, stockholders equity or shares outstanding, or assets or net assets.

    (b) IMPACT OF EXTRAORDINARY ITEMS OR CHANGES IN ACCOUNTING. The measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, or (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period.

6.  BONUS POOLS, AWARD OPPORTUNITIES AND AWARDS.

    (a) SETTING OF INDIVIDUAL AWARD OPPORTUNITIES. At the time that annual performance goals are set for Participants for a given Performance Period, the Committee shall also approve each Individual Award Opportunity for such Performance Period based on the recommendations of management, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis.

    (b) MAXIMUM INDIVIDUAL BONUS AWARD. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual in any one calendar year shall be $4 million.

    (c) BONUS PAYMENTS. Subject to the following, bonus awards determined under the Plan for a given Performance Period shall be paid to Participants in cash, in shares of Company stock, stock options, or any other form of cash/equity as determined by the Committee, as permitted under TNPC's 2000 Stock Plan as soon as practicable following the end of the Performance Period to which they apply, provided:

       (i) That no such payment shall be made until the Committee, based on the Company's audited financial results for such Performance Period, has certified the extent to which the applicable performance goals for such Performance Period have been satisfied, and has made its decisions regarding the extent of any Negative Discretion adjustment of awards;

       (ii) That the Committee may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as the Committee may establish for such Performance Period; and

       (iii) That the Committee may require that Participants for such Performance Period must be employed as of the end of such Performance Period or as of the later date that the actual bonus awards for such Performance Period are announced, in order to be eligible for an award for such Performance Period.

7.  GENERAL PROVISIONS.

    (a) PLAN AMENDMENT OR TERMINATION. The Board may at any time amend or terminate the Plan, (i) provided that, without the Participant's written consent, no such amendment or termination shall adversely affect the bonus rights of any Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, and (ii) to comply with applicable regulatory requirements (including, without limitation, Section 162(m) of the Code).

    (b) APPLICABLE LAW. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles.

    (c) TAX WITHHOLDING. The Company shall have the right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company may be required to withhold.

    (d) NO EMPLOYMENT RIGHT CONFERRED. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant's employment at any time with or without cause or notice.

    (e) IMPACT OF PLAN AWARDS ON OTHER PLANS. Plan awards shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any subsidiary, unless and except to the extent that the Committee so determines within an Applicable Period. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

    (f) BENEFICIARY DESIGNATIONS. Each Participant shall designate in a written form filed with the Committee the beneficiary (or beneficiaries) to receive any amounts payable under the Plan in the event of the Participant's death. Any such beneficiary designation may be changed by the Participant at any time without the consent of the beneficiary (unless otherwise required by law) by filing a new written beneficiary designation with the Committee. A beneficiary designation shall be effective only if the Company is in receipt of the designation prior to the Participant's death. If no effective beneficiary designation is made, the beneficiary of any amounts shall be the Participant's estate.

    (g) NON-TRANSFERABILITY OF RIGHTS. A Participant's rights under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law (except, pursuant to Section 7(f) above, in the event of the Participant's death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right of the Participant shall be subject to any obligation or liability of the Participant other than any obligation or liability owed by the Participant to the Company (or any of its subsidiaries).

8.  EFFECTIVE DATE.

   The Plan was adopted by the Board on February 7, 2001, effective for the Performance Period commencing on or after January 1, 2001, subject to stockholder approval of the Plan at the 2001 annual stockholders meeting. No payments shall be made under the Plan prior to the time such stockholder approval is obtained in accordance with applicable law. If approved, the Plan will remain effective until the end of the fiscal year ending
    December 31, 2006, unless the Board terminates the Plan earlier.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            NEWPOWER HOLDINGS, INC.

     The undersigned hereby appoints H. Eugene Lockhart, William I Jacobs and Marc E. Manly, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of NewPower Holdings, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 9, 2001 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------
                       DETACH HERE FROM PROXY VOTING CARD.

        YOU CAN NOW ACCESS YOUR NEWPOWER HOLDINGS, INC. ACCOUNT ONLINE.

ACCESS YOUR NEWPOWER HOLDINGS, INC. STOCKHOLDER ACCOUNT ONLINE VIA INVESTOR SERVICEDIRECT(SM) (ISD).

Mellon Investor Services LLC agent for NewPower Holdings, Inc. now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

     O View account status             O View payment history for dividends

     O View certificate history        O Make address changes

     O View book-entry information     O Obtain a duplicate 1099 tax form

                                       O Establish/change your PIN

             VISIT US ON THE WEB AT HTTP://WWW.MELLON-INVESTOR.COM
                AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS--ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.

     O SSN

     O PIN

     O Then click on the ESTABLISH PIN button

PLEASE BE SURE TO REMEMBER YOUR PIN, OR MAINTAIN IT IN A SECURE PLACE FOR FUTURE REFERENCE.


STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

     O SSN

     O PIN

     O Then click on the SUBMIT button

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU WILL NOW BE ASKED TO SELECT THE APPROPRIATE ACCOUNT.


STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

     O Certificate History

     O Book-Entry Information

     O Issue Certificate

     O Payment History

     O Address Change

     O Duplicate 1099


              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                      9AM-7PM MONDAY-FRIDAY EASTERN TIME

                    THIS PROXY WILL BE VOTED AS DIRECTED, OR
        IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          / X / Please mark your votes as indicated in this example

THE BOARD OF DIRECTOR RECOMMENDS A VOTE FOR                        WITHHELD
ITEMS 1, 2 AND 3.                                     FOR          FOR ALL

1. To elect Ten Directors                            /   /          /   /

Nominees: Linda G. Alvarado, Richard A. Causey, James V. Derrick, Jr., Peter T. Grauer, Ray J. Groves, William I Jacobs, H. Eugene Lockhart, Kenneth L. Lay, Lou L. Pai, Eugene B. Shanks, Jr.

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

----------------------------------------------------------

                                                    FOR    AGAINST   ABSTAIN

ITEM 2- To approve the Management Incentive Plan.  /   /    /   /    /   /

ITEM 3-To ratify the appointment of Arthur
       Andersen, LLP, independent public
       accountants, as the Company's auditors
       for the year ending December 31, 2001.      /   /    /   /    /   /

                                                   WILL
                                                  ATTEND

IF YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE MARK THE WILL ATTEND BOX                   /   /


SIGNATURE                         SIGNATURE                        DATE
          -----------------------           -----------------------     --------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------
                      DETACH HERE FROM PROXY VOTING CARD.